Exhibit 99.1

Monday May 24, 2010

For Immediate Release

Sport Supply Group Acquires Kattus Pro Team Sports

Dallas, TX. Sport Supply Group, Inc. (NASDAQ: RBI) today announced it acquired substantially all the assets of Kattus Pro Team Sports, Inc. of Cincinnati, Ohio. Terms of the transaction were not disclosed.

"We are pleased to have completed the acquisition of Kattus and are excited to welcome Eric Kattus and his experienced sales professionals to the family" said Phil Dickman, President of Sport Supply Group's Kessler Team Sports division. "Kattus is one of the strongest independent distributors of team sporting goods in the nation. This transaction enhances our presence in Ohio and marks our formal entry into Kentucky. Eric and his team represent exactly what we are seeking in a new partner: a legacy of regional success in team sports, the desire and capacity to expand, and a commitment to profitable growth."

Eric Kattus remarked: "I have always respected what the Dickman, Caravati and Salkeld families have accomplished in our industry, and am delighted to join forces with Phil and his team inside the Sport Supply Group family. In considering this transaction, it was important for me to find a like minded culture for my employees, along with the chance to be part of something special and game-changing. The combination of our long standing community relationships coupled with SSG's one stop shop line-up of factory direct equipment and branded team uniforms makes for what I think will be a unique and powerful partnership."

The Company stated that, consistent with past statements, it intends to continue to build out its distribution footprint via partnerships, joint ventures and/or acquisitions of best of breed distributors, Catalogers and sports equipment companies within the institutional sporting goods channel.

About Sport Supply Group

Sport Supply Group Inc. is the nation's leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 person telesales team, more than 200 direct sales professionals, 60 Platinum Resellers and a family of company-controlled websites.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s intentions with respect to expanding its distribution footprint and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Source: Sport Supply Group, Inc.
Contact: Adam Blumenfeld 972 243 0879